Exhibit 10.35

PROMISSORY NOTE

$4,750,000.00	Washington, D.C. February 9, 2009

FOR VALUE RECEIVED MHI HOTEL INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), as maker, having its principal place of business at c/o MHI Hospitality Corporation, 4801 Courthouse Street, Suite 201, Williamsburg, Virginia 23188, hereby unconditionally promises to pay to the order of CRP/MHI HOLDINGS, L.L.C., a Delaware limited liability company (together with its successors and assigns, “Lender”), as payee, having an address at c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Four Million Seven Hundred Fifty Thousand and No/100 Dollars ($4,750,000.00), in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note at the Interest Rate (as defined below) with respect to this Promissory Note (as the same may hereafter be amended, supplemented, or otherwise modified from time to time, this “Note”), and to be paid in accordance with the terms of this Note.

BACKGROUND:

Borrower and Lender are the sole members of MHI/Carlyle Hotel Investment Program I, L.L.C., a Delaware limited liability company (the “JV Entity”). The JV Entity is the sole member of each of MHI/Carlyle Sian Owner I, L.L.C., and MHI/Carlyle Sian Lessee I, L.L.C., each a Delaware limited liability company (the “SocGen Borrowers”). The SocGen Borrowers are parties to that certain Loan Agreement between Société Générale New York Branch, the New York branch of a French banking corporation, as lender (“SocGen”), and the SocGen Borrowers, jointly and severally as borrowers, and dated as of August 8, 2007 (as amended from time to time, the “Sian Loan Agreement”). The promissory note evidencing the loan from SocGen to the SocGen Borrowers was split into two notes, Note A and Note B, pursuant to that certain Note Splitter and Modification Agreement by and among the SocGen Borrowers and SocGen, dated as of June 13, 2008. A portion of the loan from SocGen to the SocGen Borrowers is evidenced by that certain Promissory Note B, dated as of June 13, 2008, in the original principal amount of $22,000,000.00, made by the SocGen Borrowers, as maker, for the benefit of SocGen (the “B Note”). SocGen assigned the B Note to MHI/Carlyle B Note Holder I, L.L.C., a Delaware limited liability company (“B Note Holder”) pursuant to (i) that certain Assignment and Assumption Agreement between SocGen and B Note Holder, dated as of June 13, 2008, and (ii) that certain Allonge Endorsement to Promissory Note by SocGen, dated as of June 13, 2008, for the purchase price of $19,000,000.00 (the “Purchase Price”), paid by B Note Holder to SocGen. The Purchase Price was funded to B Note Holder by a capital contribution (the “Capital Contribution”) to B Note Holder from the JV Entity. The Capital Contribution was seventy-five percent (75%) funded by Lender and twenty-five percent (25%) funded by Borrower (“Borrower’s Contribution”). Borrower has elected to have Lender provide it with a loan in the amount of $4,750,000 (the “Loan”), which is equal to Borrower’s Contribution in accordance with Section 11.6 of that certain Limited Liability Company Agreement of MHI/Carlyle Hotel Investment Program I, L.L.C., between Lender and Borrower, dated as of April 26, 2007, as amended by that certain First Amendment to Limited Liability Company

Agreement of MHI/Carlyle Hotel Investment Program I, L.L.C., between Lender and Borrower, dated as of June 13, 2008 (as amended, the “JV Agreement”). Lender is making the Loan to Borrower subject to the terms and conditions set forth in this Note and the other Loan Documents (as defined below) and this Note represents and evidences the Loan made by Lender to Borrower.

ARTICLE 1: DEFINITIONS

For purposes of this Promissory Note to Borrower and except as otherwise expressly provided:

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the District of Columbia.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate.

“Distributions” has the meaning ascribed to it in the JV Agreement.

“Event of Default” has the meaning ascribed to it in Section 3.1.

“Guarantor” has the meaning ascribed to it in Article 4.

“Guaranty” has the meaning ascribed to it in Article 4.

“Interest Period” shall mean (a) for the first interest period hereunder, (i) if the closing of the Loan occurs on or before the fourteenth (14th) day of a calendar month, the period commencing on the date of such closing and ending on (and including) the fourteenth (14th) day of the calendar month in which such closing occurs and (ii) if the closing of the Loan occurs on or after the fifteenth (15th) day of a calendar month, the period commencing on the date of such closing and ending on (and including) the fourteenth (14th) day of the following calendar month and (b) for each interest period thereafter commencing February 15, 2009, the period commencing on the fifteenth (15th) day of each calendar month and ending on (and including) the fourteenth (14th) day of the following calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate” shall mean the Applicable Interest Rate (as defined in, and calculated by SocGen pursuant to, the Sian Loan Agreement) minus fifty (50) basis points.

“Loan Documents” shall mean this Note and the Guaranty.

“Maturity Date” has the meaning ascribed to it in the Sian Loan Agreement.

“Monthly Payment Date” shall mean the first (1st) calendar day of each calendar month during the term of the Loan, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on February 27, 2009 and continuing to and including the Maturity Date.

All capitalized terms not defined herein shall have the respective meanings set forth in the Sian Loan Agreement.

ARTICLE 2: THE LOAN AND PAYMENT TERMS

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein and in the other Loan Documents, Lender has made the Loan to Borrower and Borrower has accepted the Loan from Lender on the date hereof.

2.1.2 Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

Section 2.2 Interest Rate.

Section 2.2.1 Interest Rate. Interest on the principal balance of the Loan from time to time shall accrue from the date hereof up to and including the Maturity Date at the Interest Rate.

Section 2.2.2 Interest Rate and Payment after Default. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and any other sums due and payable by Borrower under the Loan Documents shall accrue interest at the Default Rate, calculated from the date the Event of Default occurred.

Section 2.2.3 Late Payment Charges. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Guaranty.

Section 2.3 Loan Payments.

2.3.1. Payment Before Maturity Date.

(a) Borrower shall make a payment to Lender of interest only on the Monthly Payment Date occurring on February 27, 2009 and on each Monthly Payment Date thereafter to and including the Maturity Date in an amount equal to the Interest Rate times the principal balance of the Loan then outstanding during the Interest Period in which such Monthly Payment Date occurs.

(b) Until the Loan is fully repaid, including any and all amounts due under this Note, fifty percent (50%) of all Distributions payable to Borrower from the JV Entity (the

“Distribution Share”) shall be paid directly to Lender, which Distribution Share, if and when paid, shall be applied to pay down the then-outstanding principal balance of the Loan and any other amounts then due and payable under this Note.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other amounts due hereunder, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).

2.3.3 Method of Payment. All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments, by wire transfer to Lender or to such other bank or address as the holder of the Loan may designate in a written notice to Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to three o’clock P.M. Eastern Time; payments received after three o’clock P.M. Eastern Time shall be credited to the Loan on the next Business Day. Payments which are by check or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Lender, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank.

ARTICLE 3: EVENTS OF DEFAULT; REMEDIES

Section 3.1 Events of Default

(a) Events of Default: Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any regularly scheduled installment of principal and/or interest due under this Note or other payment due under the Loan Documents (other than the payment due on the Maturity Date) is not paid prior to the fifth (5th) day after the same is due;

(ii) if any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(iii) if Borrower or Guarantor shall make an assignment for the benefit of creditors;

(iv) if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor, or if Borrower or Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(v) if Borrower or Guarantor, as applicable, attempts to assign any of its rights and obligations under this Note or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(vi) if Borrower or Guarantor, as applicable, shall continue to be in default under any of the other terms, covenants or conditions of any of the Loan Documents not specified in subsections (i) through (v) above, for ten (10) days after notice to Borrower or Guarantor, as applicable, from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower or Guarantor, as applicable, shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower or Guarantor, as applicable, in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (iii), (iv) or (v) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Note and the other Loan Documents, or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and/or Guarantor, including, without limitation, declaring the Loan to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and Guarantor, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (iii), (iv) or (v) above, the Loan and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary in the JV Agreement, the occurrence of an Event of Default hereunder shall also constitute a Default Trigger Event (as defined in the JV Agreement) under the JV Agreement.

Section 3.2 Remedies

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and/or Guarantor, as applicable, under this Note and the Guaranty executed and delivered by, or applicable to, Borrower and/or Guarantor, as applicable, or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Loan shall be declared due and payable, and whether or not Lender shall have commenced any proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Events of Default with respect to Borrower and/or Guarantor, as applicable, shall not be construed to be a waiver of any subsequent Event of Default by Borrower and/or Guarantor, as applicable, or to impair any remedy, right or power consequent thereon. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all rights, remedies or privileges provided to Lender shall remain in full force and effect until the Loan has been paid in full.

(b) Any amounts recovered after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

ARTICLE 4: LOAN DOCUMENTS

The amounts due and payable under this Note are fully guaranteed by MHI Hospitality Corporation, a Maryland corporation (the “Guarantor”), pursuant to that certain Guaranty dated as of even date herewith by the MHI Guarantor for the benefit of Lender (the “Guaranty”) (this Note and the Guaranty, together with all amendments and modifications thereto, are collectively referred to herein as the “Loan Documents”).

ARTICLE 5: SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 6: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 7: WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the amounts owed to Lender under this Note do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and nonpayment and all other notices of any kind. No extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement, the Guaranty or the any other agreement made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the amounts owed to Lender under this Note or the Guaranty. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note. Borrower is a limited liability company and, as such, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability.

ARTICLE 8: GOVERNING LAW

(A) THIS NOTE WAS NEGOTIATED IN THE DISTRICT OF COLUMBIA, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE DISTRICT OF COLUMBIA, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE DISTRICT OF COLUMBIA, WHICH THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE DISTRICT OF COLUMBIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE DISTRICT OF COLUMBIA, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER

HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

MHI HOSPITALITY CORPORATION

4801 COURTHOUSE STREET

SUITE 201

WILLIAMSBURG, VA 23188

ATTENTION: ANDREW M. SIMS

FACSIMILE NO. (757) 564-8801

OR

MHI HOSPITALITY CORPORATION

6411 IVY LANE, SUITE 510

GREENBELT, MD 20770

ATTENTION: ANDREW M. SIMS

FACSIMILE NO. (301) 474-0807

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR DISTRICT OF COLUMBIA COURT IN THE DISTRICT OF COLUMBIA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE DISTRICT OF COLUMBIA. BORROWER (I) SHALL NOTIFY LENDER WITHIN FIVE (5) BUSINESS DAYS OF ANY CHANGE IN THE ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN THE DISTRICT OF COLUMBIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN THE DISTRICT OF COLUMBIA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 9: NOTICES

All notices given hereunder shall be in writing and shall be either hand delivered or mailed, by registered U.S. mail, return receipt requested, first class postage prepaid, or sent by reputable and traceable overnight delivery service, to the parties at their respective addresses below or at such other address for any party as such party may designate by notice to the other parties hereto:

If to Lender:	c/o The Carlyle Group
1001 Pennsylvania Ave., NW
Suite 220 South
Washington, DC 20004
Attention: Hayden R. Jones
Facsimile No. (202) 639-9389

with a copy to:	Katten Muchin Rosenman LLP
2900 K Street, NW
Suite 200
Washington, DC 20007
Attention: John D. Muir, Jr., Esq.
Facsimile No. (202) 339-6054

If to Guarantor:	c/o MHI Hospitality Corporation
4801 Courthouse Street
Suite 201
Williamsburg, VA 23188
Attention: Andrew M. Sims
Facsimile No. (757) 564-8801

with a copy to:	Baker & McKenzie, LLP
815 Connecticut Avenue, NW
Washington, DC 20006
Attention: Thomas Egan, Jr., Esq.
Facsimile No. (202) 452-7050

ARTICLE 10: MISCELLANEOUS

Section 10.1 No joint venture or partnership; no third party beneficiaries

(a) Borrower and Lender intend that the relationships created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender (it being understood that this Note is independent of, and separate and apart from, the JV Agreement, and Lender’s right to enforce its rights and remedies under this Note shall not be subject to any duties under the JV Agreement and the arrangements created thereby, including, without limitation, any fiduciary duty or duty of loyalty, if any, and Borrower hereby waives and releases Lender from any claim that it may have under the JV Agreement against Lender as a result of Lender’s exercising its rights and remedies available to Lender under this Note or at law or in equity with regard to any Event of Default under this Note).

(b) This Note is solely for the benefit of Lender and Borrower and nothing contained in this Note shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.2 Setoff; Counterclaim.

All amounts payable by Borrower under this Note shall be made without set-off or counterclaim of any nature whatsoever and Borrower’s obligations hereunder are hereby established unconditionally.

Section 10.3 Headings.

The headings in this Note are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

Section 10.4 Assignment.

The rights and obligations of Borrower hereunder may not be assigned, conveyed, or transferred in whole or in part without the express written consent of Lender which consent may be given or withheld in the sole and absolute discretion of Lender. The rights and obligations of Lender hereunder may be assigned, transferred, hypothecated, or conveyed in whole or in part by Lender.

Section 10.5 Jury Trial Waiver

BORROWER AND LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THEIR RESPECTIVE SEPARATE COUNSEL, UNCONDITIONALLY WAIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY AS BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND, THEREFORE, BORROWER AND LENDER AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED BY A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 10.6 Effect of Partial Invalidity

The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions; however, if any provision or portion of any provision of this Note is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, common law, rule, regulation, or administrative or judicial decision, or public policy, and if such court would declare or has declared such provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower and Lender that such portion, provision or provisions shall be given force and effect to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions of this Note were severable and not contained herein, and that the rights, obligations and interest of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

Section 10.7 Costs of Collection

Borrower agrees to pay all reasonable costs of collection, including, without limitation, attorneys’ and paralegals’ fees and expenses, whether at the pretrial, trial or appellate level, reasonably incurred by Lender in connection with the enforcement or collection of this Note, whether suit is brought or not, and including, without limitation, any such fees or costs reasonably incurred by Lender with respect to any action or participation in, or in connection with, any case or proceeding under the Bankruptcy Code, 11 U.S.C. Section 101 et seq., as the same may be amended.

Reasonable attorneys’ fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment. This Section 10.7 is intended to be severable from the other provisions of this Note, and the prevailing party’s rights under this Section 10.7 shall not merge into any judgment and any judgment shall survive until all such fees and costs have been paid.

[Signatures appear on following page.]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

MHI HOTEL INVESTMENTS HOLDINGS, LLC,
a Delaware limited liability company

By:	MHI Hospitality Corporation, a Maryland corporation, its managing member

	By:	/s/ Andrew Sims
	Name:	Andrew Sims
	Title:	President and Chief Executive Officer